CASH COLLATERAL AGREEMENT

     CASH COLLATERAL AGREEMENT, dated as of January 31, 1996, among Delaware Otsego Corporation ("DOC"), CSX Transportation, Inc. ("CSX"), and Charles Brenner ("Brenner", and collectively, with DOC and CSX, the "Pledgors") and CREDITANSTALT CORPORATE FINANCE, INC. ("CCF"), as agent for the lenders (the "Lenders") parties to that certain Credit Agreement, dated as of January 31, 1996 (as amended, modified and supplemented from time to time, the "Credit Agreement") among The Toledo, Peoria and Western Railroad Corporation ("Newco"), Toledo, Peoria & Western Railway Corporation ("TPW Railway" and together with Newco, the "Borrowers") named therein and CCF, as agent for the Lenders (in such capacity, the "Agent").

     WHEREAS, pursuant to the Credit Agreement, the Borrowers have executed as part of the Loan Documents a Revolving Credit Note in the principal sum of $1,000,000.00 and a Term Note in the principal sum of $7,000,000.00, in favor of the Lenders; and

     WHEREAS, in order to secure the Borrowers' due and punctual payment of principal of and interest on the Term Loans and the Term Notes and all other present and future, fixed or contingent, monetary obligations of the Borrowers to the Lenders and the Agent under the Loan Documents relative to the Term Loans and the Term Notes (including those payable under Section 9.05 of the Credit Agreement) (collectively, the "Obligations"), and in order to induce the Lenders to make the Loans under the Credit Agreement, the Pledgors have determined to pledge and hypothecate one million dollars ($1,000,000.00) as set forth herein; and

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Definitions. All capitalized terms herein not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     Section 2.  Cash Collateral.

               (a) The Agent will cause Creditanstalt-Bankverein, as its agent, to establish and maintain on its books at an office in New York City a cash collateral account entitled "TPW Cash Collateral Account" (the "Cash Collateral Account") which shall be subject to debit and withdrawal solely by the Agent as provided herein.

               (b) Pledgors are, on the date hereof, depositing One Million Dollars ($1,000,000.00) with the Agent for credit to the Cash Collateral Account.

               (c) The funds in the Cash Collateral Account shall be deposited, in the first instance, in an interest-bearing account at the full branch of Creditanstalt-Bankverein.

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          After the Closing Date, the Pledgors may, once per year,
          direct the Agent to invest the funds in (i) short-term United States government obligations with a maturity not to exceed six months or (ii) a deposit account at the full branch of Creditanstalt-Bankverein provided, that DOC shall give written notice on or before the date which is two Business Days prior to the maturity of any investment as to the investment for the next two six-month periods.
          Whenever any investment hereunder shall become due, or otherwise would become due, on a day that is not a Business Day, such investment shall be deemed to mature on the next Business Day. Failure by DOC to specify a different investment at the end of the second six-month period shall constitute authority for the Agent to continue the investment so maturing. All income earned on the balance in the Cash Collateral Account shall be paid to DOC semi-annually for distribution to the Pledgors so long as no Default under Article VII(b) and (c) of the Credit Agreement has occurred.

               (d) As collateral security for the prompt payment and performance of the Obligations, the Pledgors hereby pledge and grant a security interest in the Cash Collateral Account, all balances therein, all earnings thereon, and all proceeds thereof, to the Agent for the benefit of the Lenders.

               (e)  The Agent shall apply amounts in the Cash
          Collateral Account in accordance with Section 3 of this Agreement.

     Section 3. Default. If any Event of Default under Article VII(b) or (c) of the Credit Agreement shall have occurred and be continuing, the Agent shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code, or other applicable law, and all rights and remedies provided herein and in the Credit Agreement and the other Loan Documents, all of which rights and remedies shall, to the full extent permitted by law, be cumulative. Without limiting the generality of the foregoing, upon the occurrence of an Event of Default under Article VII(b) or (c) of the Credit Agreement and the acceleration of or demand for payment of the Obligations, the Agent may apply any cash then held by the Agent hereunder to:

               (a) First, the payment of the costs and expenses, liabilities and advances made or incurred by the Agent in connection with its duties hereunder;

               (b) Second, the payment of the Obligations, pro rata among the Lenders, in accordance with the provisions of the Loan Documents; and

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               (c)  Third, to the Pledgors, or their successors or
          assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     Section 4. No Waiver. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are exclusive of any remedies provided by law.

     Section 5. Duration. The Cash Collateral Account and this Agreement shall remain in full force and effect until the earlier to occur of: (i) the indefeasible payment in full of the Term Loans and all other monetary obligations in respect thereof and (ii) the first fiscal year on or after December 31, 1998 in which the Borrower's EBITDA as reported on their audited consolidated statements of income is $4,000,000 or greater. Upon the occurrence of either of the foregoing events, any balance remaining in the Cash Collateral Account shall be paid to the Pledgors and this Agreement shall thereupon terminate.

     Section 6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which taken together shall constitute but one instrument.

     Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgors and the Agent and their respective successors and assigns; provided, that the Pledgors may not assign their rights or obligations hereunder without the prior written consent of the Agent, except that Brenner may assign his rights hereunder to DOC.

     Section 9. Appointment. The Pledgors hereby appoint the Agent the attorney-in-fact of the Pledgors, with full power of substitution, for the purposes of carrying out the provisions and intentions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or desirable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest; and the Pledgors also agree that, from time to time upon the written request of the Agent, it will take such action and execute any such instruments as the Agent may request in order fully to carry out the provisions and intentions of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


Date: January 31, 1996


                          DELAWARE OTSEGO CORPORATION
                          WALTER G. RICH
                          -------------------------------------
                          Walter G. Rich
                          President and Chief Executive Officer




                          CSX TRANSPORTATION, INC.
                          A. B. AFTOORA
                          -------------------------------------
                          A. B. Aftoora
                          Vice President




                          CHARLES BRENNER
                          -------------------------------------
                          Charles Brenner




                          CREDITANSTALT CORPORATE FINANCE, INC., as Agent DIETER BOEHME
                          -------------------------------------
                          Dieter Boehme
                          Senior Vice President

                          CHRISTINA T. SCHOEN
                          -------------------------------------
                          Christina T. Schoen
                          Vice President



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